UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2012

BIONOVO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33498	20-5526892
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 400, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 601-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 12, 2012, Bionovo, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the investors named in the Securities Purchase Agreement (the “Investors”), pursuant to which the Investors will purchase an aggregate of 14,231,696 shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), and warrants (the “Warrants”) to purchase 11,485,844 shares of the Company’s common stock (the “Warrant Shares”), as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2012. The issuance and sale of the Common Shares and the Warrants (and the Warrant Shares issuable upon exercise of the Warrants) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-167466) of the Company, filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2010 and declared effective by the Commission on June 17, 2010 (the “Registration Statement”), and a prospectus supplement dated March 13, 2012.

This Amendment No. 1 to Form 8-K is filed in order to file the legal opinion of Greenberg Traurig, LLP relating to the legality of the issuance and sale of the Common Shares and the Warrants (and the Warrant Shares issuable upon exercise of the Warrants) in the offering, which is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
5.1 Opinion of Greenberg Traurig, LLP.
23.1 Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2012	Bionovo, Inc.

	By:	___/s/ Isaac Cohen__________________
	Name:	Isaac Cohen
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

5.1	Opinion of Greenberg Traurig, LLP.
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).